Exhibit 10.1

LEASE AGREEMENT

between

BREP I

Landlord

and

DORMAN PRODUCTS, INC.

Tenant

PREMISES:

3400 East Walnut Street

Colmar, Pennsylvania

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made this      day of             , 2012 by and between BREP I, a Pennsylvania limited partnership, having its principal offices at PO Box 197, Colmar, Pennsylvania 18915 (the “Landlord”), and DORMAN PRODUCTS, INC., a Pennsylvania corporation having its principal offices at 3400 East Walnut Street, Colmar, Pennsylvania 18915 (the “Tenant”).

BACKGROUND:

A. The Berman Real Estate Partnership (Landlord’s predecessor-in-interest) and R&B, Inc. (Tenant’s predecessor-in-interest) are parties to a certain lease agreement, effective as of December 1, 1990, as amended by Amendment No. 1 to the Agreement of Lease dated September 10, 1993, Amendment No. 2 to the Agreement of Lease dated April 1, 2002, and Amendment No. 3 to the Agreement of Lease dated December 12, 2007 (collectively, the “Lease”), whereby Landlord did lease, demise and let unto Tenant and Tenant did lease from Landlord all that certain piece or parcel of land and the building containing approximately 342,000 square feet of warehouse, office, and storage space (the “Building”) and other improvements thereon known as 3400 East Walnut Street, Colmar, Hatfield Township, Montgomery County, Pennsylvania (hereinafter, the “Premises”).

B. Landlord and Tenant desire to amend and restate the Lease in its entirety.

NOW, THEREFORE, for and in consideration of the rents, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree that effective on the Commencement Date (as hereinafter defined), the existing Lease is amended and restated in its entirety, as follows:

1. PREMISES. Landlord does hereby lease, demise and let unto Tenant, and Tenant does hereby lease and accept from Landlord, the Premises for the term and upon the conditions and covenants set forth herein.

2. PREMISES LEASED AS IS. Tenant hereby accepts the Premises and the improvements thereon in their present condition. Landlord is leasing and Tenant is accepting the Premises “As Is”, and Tenant acknowledges that Landlord has not made, nor shall Landlord be deemed to have made, any representation or warranty, express or implied, with respect to the Lease or the Premises, it being agreed that all risks incident thereto are to be borne by Tenant, except as otherwise expressly provided herein. In the event of any defect or deficiency in the Lease or the Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages, except only as otherwise expressly provided herein.

3. TERM; COMMENCEMENT DATE. The initial term (the “Term”) of this Lease shall be for five (5) years, commencing on December 29, 2012 (the “Commencement Date”), and expiring at midnight on December 31, 2017, unless sooner terminated as hereinafter provided.

4. RENT. During the initial year of this Lease, Tenant shall pay to Landlord, as annual rent, payable in equal monthly installments as follows:

First Year	Annual Rent	Monthly Installment
12/29/12 – 12/31/13	$1,504,800.00	$125,400.00

The annual rent payable under this Lease shall increase (but in no event decrease) at the beginning of each subsequent year to an amount equal to the product obtained by multiplying the annual rent payable for the immediately preceding year by a fraction, the numerator of which shall be the Price Index (as defined in the next paragraph) in effect ninety (90) days prior to the date of such increase and the denominator of which shall be the numerator utilized in the previous increase; except that in the case of the first increase, the denominator shall be the Price Index in effect ninety (90) days prior to the Commencement Date.

The “Price Index” is the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average – All Items published by the Bureau of Labor Statistics of the United States Department of Labor. If the Price Index (or successor index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

Tenant agrees to pay the annual rent in lawful money of the United States of America, in equal monthly installments set forth above in advance on the first day of each calendar month during said term, at the address of Landlord or such other place as Landlord may designate, without any set-off or deduction whatsoever.

All sums other than annual rent payable by Tenant hereunder shall be deemed additional rent (the default in the payment of which Landlord shall have the same remedies as for default in the payment of annual rent), and shall be payable on demand, unless other payment dates are herein provided.

5. SECURITY DEPOSIT. No security deposit shall be required to be paid by Tenant under this Lease.

6. LATE CHARGES. Tenant acknowledges that late payment of annual rent or additional rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Therefore, if any installment of annual rent or additional rent due from Tenant is not received by Landlord within five (5) days after notice that such payment is due, Tenant shall pay to

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Landlord (a) a late charge equal to the lesser of Five Hundred Dollars ($500.00) or three (3%) percent of the overdue amount to cover such additional administrative costs, plus (b) interest on the delinquent amounts at the rate set forth in Section 22(i) below from the date due to the date paid. Landlord shall have no obligation to provide Tenant with notice of late payment more than twice in any 12 month period. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord.

7. PERMITTED USE. The Premises shall be used and occupied by Tenant for purposes of light industrial manufacturing and the packaging and distribution of automotive and other parts and accessories, office use, and storage only and for no other purpose or business, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

8. UTILITIES. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Tenant shall maintain all utility service in its own name and timely pay all charges directly to the provider. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

9. TAXES AND OTHER IMPOSITIONS.

(a) Payment of Impositions. For purposes of this Lease, the term “Impositions” shall mean all taxes, assessments, excises, levies, license and permit fees and other charges that shall or may be assessed, levied or imposed during the Term of this Lease by any governmental authorities upon the Premises or any part thereof, including the buildings or improvements now or hereafter located thereon; provided, however, that the term “Impositions” shall not include any income tax, capital levy, estate, succession, inheritance, transfer or similar taxes of Landlord, or any franchise tax imposed upon any owner of the fee of the Premises, or any income, profits or revenue tax, assessment or charge imposed upon the rent or other benefit received by Landlord under this Lease by any governmental authorities. As and when the same shall become due, Tenant will pay all of the Impositions, except that if any Imposition that Tenant is obligated to pay in whole or in part is permitted by law to be paid in installments, Tenant may pay or cause to be paid such Imposition (or its proportionate part thereof) in installments as and when such installments become due. Upon the written request of Landlord, Tenant shall exhibit and deliver to Landlord evidence satisfactory to Landlord of payment of all Impositions. During the first and last years of

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the Term, all Impositions that shall become payable during each calendar, fiscal, tax or lease year, as applicable, shall be ratably adjusted on a per diem basis between Landlord and Tenant in accordance with the respective portions of such calendar, fiscal, tax, assessment or lease year during the Term. If any special assessments are payable in installments, Tenant shall pay only those installments that are due and payable during the Term. Landlord and Tenant shall cooperate in having all bills and invoices for Impositions sent directly to Tenant.

(b) Contested Taxes and Other Impositions.

(i) Tenant, at its sole cost and expense, in its own name or in the name of Landlord, may contest the validity or amount of any Imposition relating to all or any portion of the Premises, upon compliance by Tenant with the following conditions:

(A) Tenant delivers to Landlord written notice of the proposed contest no less than ten (10) days prior to any date upon which penalties would otherwise be due as a result of the Tenant’s failure to pay;

(B) The contest is pursuant to a proceeding promptly initiated and conducted diligently and in good faith by Tenant; and

(C) The applicable proceeding suspends the collection of the contested tax or assessment.

(ii) As may be necessary or desirable, Landlord or Tenant, as applicable, upon the request of the other party, shall use its reasonable efforts to assist in any such proceeding to contest the validity or amount of any Imposition.

(iii) Nothing contained in this Section, however, shall be construed to allow any such contested Imposition to remain unpaid for a length of time which shall permit the Premises, or any part thereof, to be sold by any governmental authorities for the non-payment of such Imposition. Tenant shall promptly furnish Landlord copies of all notices, appeals, pleadings, motions and orders in any proceedings commenced with respect to such contested Imposition.

(c) Valuation Assessment. Tenant, at Tenant’s expense, may attempt to obtain a lowering of the assessed valuation of the Premises for any year for the purpose of reducing taxes thereon. In such event, upon Tenant’s request, Landlord shall use its reasonable efforts to assist Tenant in such endeavor, provided Landlord shall not be required to expend any monies in such effort.

(d) Failure to Pay Impositions. If Tenant shall fail to pay any Impositions before the same become delinquent, or as otherwise required pursuant to this Section, in addition to any and all other remedies available to Landlord, Landlord, at

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its election, may pay such Impositions (but shall not be obligated to pay same), together with any interest and penalties due thereon, and the amount so paid by Landlord shall be repayable to Landlord by Tenant as additional rent, together with interest on the total amount so paid by Landlord, from the date of Landlord’s payment thereof through the date of Tenant’s repayment thereof to Landlord.

10. INSURANCE.

(a) Tenant’s Insurance. During the Term, Tenant shall keep and maintain in force, at no cost or expense to Landlord, the following insurance, all of which shall be provided by companies and/or agencies reasonably satisfactory to Landlord:

(i) Property Insurance. “All risk” insurance covering all risks of physical loss or damage to the Building or any other improvements on the Premises, with liability limits of not less than one hundred percent (100%) of the “full replacement value” thereof. Such policies shall be broad form and shall include, but shall not be limited to, coverage for fire, extended coverage, vandalism, malicious mischief and storm. Perils customarily excluded from all risk insurance, e.g., earthquake, mold, flood and terroristic acts, may be excluded. The term “full replacement value” shall exclude the cost of paving, excavation, foundations and footings, grading, site preparation, utilities and other “below-grade” improvements and installations.

(ii) Public Liability Insurance. Comprehensive general public liability and automobile liability insurance, covering loss or damage resulting from accidents or occurrences on or about or in connection with the Premises or any work, matters or things under, or in connection with, or related to this Lease, with personal injury, death and property damage combined single limit liability of not less than Two Million Dollars ($2,000,000.00) for each accident or occurrence.

(b) General Requirements. All policies described in this Section shall include as additional insureds Landlord and any mortgagee or ground lessor of Landlord that Landlord notifies Tenant thereof as their interests may appear. All policies described in this Section shall contain: (a) the agreement of the insurer to give Landlord and each mortgagee or ground lessor, as applicable, at least thirty (30) days’ notice prior to cancellation (including, without limitation, for non-payment of premium) or any material change in said policies; (b) an agreement that such policies are primary and non-contributing with any insurance that may be carried by Tenant; (c) a waiver by the insurer of all right of subrogation against Landlord and its authorized agents in connection with any loss or damage thereby insured against; and (d) terms providing that any loss covered by such insurance may be adjusted by the Landlord, who shall agree to receive and disburse all proceeds of such insurance.

(c) Evidence of Insurance. Initial certificates of insurance for all insurance required to be maintained by Tenant under this Article shall be furnished by

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Tenant to Landlord on or before the Commencement Date of this Lease. Tenant shall deliver annually certificates of insurance evidencing the continuance of all required coverages at least thirty (30) days prior to the expiration date of any such policy. Tenant shall also deliver to Landlord, upon Landlord’s written request, but no more frequently than annually, complete copies of all original policies and endorsements.

(d) Failure to Maintain. If Tenant fails to maintain such insurance, in addition to any and all other remedies available to Landlord, Landlord, at its election, may procure such insurance as may be necessary to comply with the above requirements (but Landlord shall not be obligated to procure same), and Tenant agrees to repay to Landlord as Additional Rent the cost of such insurance.

11. WAIVER OF SUBROGATION. Landlord and Tenant hereby release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable. Without limiting any release or waiver of liability or recovery contained in any other section of this Lease, but rather in confirmation and furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property or damages as a result of business interruption.

12. LIABILITY.

(a) Damage in General. Landlord shall not be liable for, and Tenant hereby releases and relieves Landlord from all liability in connection with any and all damage to or loss of property, loss or interruption of business occurring to Tenant, subtenants, invitees or any other person in or about or arising out of the Premises from, without limitation, (i) any fire, other casualty, accident, occurrence or condition in or upon the Premises; (ii) any defect in or failure of the plumbing, sprinkling, electrical, heating, ventilating or air conditioning systems, or any other equipment or systems of the Premises; (iii) any steam, fuel, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises from the drains, pipes or plumbing, sewer or other installation of same, or from any other place or quarter; (iv) the breaking or disrepair of any installations, equipment and other systems; (v) the falling of any fixture or wall or ceiling materials; (vi) broken glass; (vii) latent or patent defects; (viii) the exercise of any rights by Landlord under the terms and conditions of this Lease; (ix) any acts or

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omissions of other persons; (x) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises, unless such loss, injury or damage was caused by the gross negligence or intentional misconduct or of Landlord or its agents or employees.

(b) Indemnity. Tenant agrees to indemnify, hold harmless and, if requested by Landlord, defend Landlord from and against any and all costs, expenses (including reasonable attorneys’ fees and costs), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority arising out of or in any way connected with, and Landlord shall not be liable to Tenant on account of: (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal and bodily injury, damage to, loss or theft of property, which shall occur in or about the Premises unless such loss, injury or damages was caused by the gross negligence or intentional misconduct of Landlord or its agents or employees.

13. ALTERATIONS TO PREMISES. Tenant shall not make any additions, alterations or improvements to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Landlord consents to the making of any additions, alterations or improvements to the Premises by Tenant, all work shall be at Tenant’s sole cost and expense and shall be in accordance with plans and specifications prepared by and at the expense of Tenant and consented to in writing by Landlord prior to the commencement of any work. The identity of all contractors, subcontractors and materialmen providing labor or material for said work shall also be approved by Landlord in writing prior to the commencement of any work, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall procure all necessary permits and approvals, including a building permit, prior to the commencement of any work. During the course of performance of said work, Tenant will carry or cause its contractors to carry workmen’s compensation and such other insurance as may from time to time be required by Landlord for the benefit of Landlord and/or such other parties as Landlord shall designate. Landlord shall require a guaranty by each of Tenant’s prime contractors and materialmen for the benefit of Landlord, Tenant and such other parties as Landlord shall designate, that all work performed and materials furnished by such contractors will conform to the requirements of the plans and specifications as to the kind, quality, function of equipment and characteristics of material and workmanship and will remain so for a period of at least one year from the date that the work has been completed, and in the event of any deficiency, defects, faults or imperfections of materials, equipment or workmanship which appear prior to the expiration of such period, the contractor upon receiving written notice thereof from Landlord or Tenant will immediately correct and repair the same at the expense of such contractor; said guaranties to be effective whether or not any part of this work has been

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subcontracted by the contractor. Upon the completion of construction of any such additions, alterations or improvements, Tenant shall pay all sums due for such construction and shall require the execution of a release of liens by its contractor and all subcontractors and materialmen. Any alterations, improvements and additions made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord, unless Landlord shall, at the time Landlord consented to such alterations, improvements or conditions have given written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and additions and restore the Premises to the same good order and condition in which they were at the commencement of this Lease, normal wear and tear excepted.

14. REPAIRS AND MAINTENANCE. Tenant shall be responsible for making all repairs, replacements, modifications, renewals and additions, interior and exterior, foreseen and unforeseen, required to keep and maintain the structural and non-structural portions of the Premises, including, without limitation, the roof, walls, foundations, columns and beams, glass, and the plumbing, electrical, heating and ventilating systems, which are required to keep and maintain the Premises and all improvements thereon, in good order and condition. Tenant shall also keep the Premises reasonably free from debris and snow and ice and maintain the landscaping in a neat and orderly condition. All of said repairs, replacements, modifications, renewals and additions shall be in quality and class equal to the original work or installation, and shall be effected in compliance with all applicable laws, ordinances, rules and regulations of all governmental bodies having or asserting jurisdiction over the Premises. If Tenant fails to make such repairs, replacements, modifications, renewals and additions within a reasonable period of time following receipt of written request therefor, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition of a bill therefor.

15. NEGATIVE COVENANTS OF TENANT. Tenant agrees that it will not do or suffer to be done any act, matter or thing objectionable to the fire and casualty insurance companies whereby the fire and casualty insurance and other insurance now in force or hereafter to be placed on the Premises shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the Commencement Date. Tenant shall not commit or allow to be committed any waste upon the Premises or any public or private nuisance. Tenant shall not without the prior written consent of Landlord, install any equipment, machinery or fixtures which will overload the Premises.

16. COMPLIANCE WITH LAW. Tenant agrees that it shall, at its sole cost and expense, promptly fulfill and comply with all laws, ordinances, regulations, rules and requirements of the municipal, county, state and federal governments and any and all departments thereof having jurisdiction over the Premises, and of the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting the

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Tenant’s use or occupancy of the Premises or the business concluded therein. Tenant’s obligations hereunder shall include, without limitation, the obligation to comply with any law, ordinance, regulation, rule or requirement requiring any structural or non-structural alterations or modifications of the Premises or any portion thereof.

17. ENVIRONMENTAL MATTERS.

(a) Compliance with Law. Tenant agrees to conduct all of its operations on the Premises in compliance with all statutes, ordinances, regulations, orders, directives or requirements of common law concerning: (i) its operations, (ii) construction of any improvements, (iii) handling of any materials, (iv) omission of any pollutant into the air, the discharge of any effluent or pollutant into water, or the release of any substance or matter at or from the Premises, or (v) storage, treatment or disposal of any solid or hazardous waste and hazardous substances at or connected with Tenant’s operations at the Premises (“Environmental Statutes”). Tenant shall obtain all permits, licenses or approvals and shall make all notifications required by Environmental Statutes in a timely matter. Tenant shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications, requirements under Environmental Statutes.

Tenant shall provide to Landlord copies of: (i) all applications and associated materials submitted to any governmental agency in compliance with Environmental Statutes, (ii) all documents and other information relating in any way to the Premises submitted to any governmental agency in response to a request pursuant to Environmental Statutes, (iii) any notification and supporting information submitted or maintained pursuant to Environmental Statutes, (iv) any permit, license, approval or amendment or modification thereof obtained pursuant to Environmental Statutes, (v) any record, report or manifest required to be submitted or maintained pursuant to Environmental Statutes, (vi) any correspondence, notice of violation, summons, order, decree, complaint or other document received by Tenant pertaining to compliance with Environmental Statutes.

(b) Release of Hazardous Substances. Tenant shall not cause or allow the release of hazardous substances at the Premises in a manner which is uncontained or otherwise allows such hazardous substance to enter the environment, except in compliance with Environmental Statutes. For purposes of this section, “hazardous substances” shall include, without limitation, “hazardous substances” as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the “Superfund Amendments and Reauthorization Act of 1986”, 42 U.S.C. §9601 et seq. (“CERCLA”), “regulated substances” within the meaning of Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. §§6991 et seq. (“RCRA”), “hazardous substance” or “contaminants” as defined by the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. §6020.101 et seq. (“HSCA”), polychlorinated biphenyls or substances containing polychlorinated biphenyls, asbestos or materials containing asbestos, or any other substances which may be the subject of liability pursuant to the Pennsylvania Clean Streams Law, 35 P.S. §691.1 et seq.

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(c) Indemnification. Tenant hereby agrees to indemnify and to hold Landlord harmless of, from, and against any and all expense, loss or liability suffered by Landlord by reason of Tenant’s breach of any of the provisions of this section, including, without limitation, (i) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord may incur in studying, containing, removing, remedying, mitigating or otherwise responding to, the release of any hazardous substance at or from the Premises, including, without limitation, any liability under CERCLA, RCRA or HSCA, (iii) any and all costs for which Landlord may be liable to any governmental agency for studying, containing, removing, remedying, mitigating, or otherwise responding to, the release of hazardous substances at or from the Premises, including, without limitation, any liability under CERCLA, RCRA or HSCA, (iv) any and all fines or penalties assessed upon Landlord by reason of a failure of Tenant to comply with the provisions of this section, (v) any and all loss of value of the Premises by reason of such failure to comply, and (vi) any and all reasonable legal fees and costs incurred by Landlord in connection with any of the foregoing.

(d) Entry. Landlord and its authorized representatives may, at reasonable times but without notice, enter the Building or any other part of the Premises to conduct reasonable inspections, tests, samplings, or other investigations to satisfy itself that Tenant has complied with the provisions of this section. Tenant shall, when instructed by Landlord, permit officials of governmental agencies to conduct reasonable inspections, tests, samplings, or other investigations to determine whether Tenant or any condition on the Premises is in compliance with Environmental Statutes.

(e) Survival. The provisions of this section shall survive the termination of Tenant’s tenancy or of this Lease. No subsequent modification or termination of this Lease by agreement of the parties, or otherwise, shall be construed to waive, or to modify, any provisions of this section, unless the termination or modification agreement or other document so states in writing.

18. SUBLETTING AND ASSIGNING. Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, shall not assign, sublet, mortgage, hypothecate or suffer or permit any involuntary assignment, attachment or execution upon this Lease or any interest herein or sublet the Premises or any part thereof. In the event of any assignment of this Lease made with or without Landlord’s consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this Lease. If Landlord gives its consent, it shall be a condition to effectiveness of the sublease or assignment that a fully executed copy thereof (in form and substance approved by Landlord) be delivered to Landlord, and that any assignee execute and deliver to

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Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all the provisions, waivers, terms and conditions of this Lease. Consent to a subletting or assignment, in any one instance, shall not be deemed a consent to any further subletting or assignment. Tenant hereby collaterally grants, transfers and assigns to Landlord all rights, title and interest of Tenant in and to any existing or future subleases, together with all rents and other payments arising out of any such subleases, for the purpose of securing all payments of rent by Tenant and the performance of all of Tenant’s obligations under this Lease, provided that so long as no default shall exist under this Lease beyond any applicable grace period, Tenant shall have the right to collect, but not more than thirty (30) days prior to accrual, all rents and other sums due under any such sublease. Notwithstanding the foregoing, Landlord shall not withhold its consent to an assignment or subletting to an affiliate or subsidiary of Tenant or to any party resulting from a merger or consolidation with Tenant or any of its divisions, subsidiaries or affiliates or to any party that purchases substantially all of Tenant’s assets and assumes substantially all of Tenant’s liabilities.

19. FIRE OR OTHER CASUALTY.

(a) General. Subject to the provisions of this section, if the Building is damaged by fire or other casualty, the damaged areas shall be repaired by and at the expense of Landlord to at least substantially as good a condition as that which existed immediately prior to such damage, it being understood that under no circumstances shall Landlord be liable or responsible for or under any obligation to repair any alterations or improvements made or installed on the Premises by Tenant, and in no event shall Landlord be obligated to repair or restore any part of the Premises to a condition in excess of that which existed prior to such fire or other casualty. Fixed annual rent, additional rent and other charges due hereunder shall not abate as a result of any such fire or other casualty. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage. Landlord’s obligation to repair as aforesaid is subject to any delays caused by Acts of God, labor strikes or other events beyond Landlord’s control, including, without limitation, the failure of any mortgagee to release insurance proceeds to Landlord sufficient to pay the costs of any such repairs. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant acknowledges that (i) Landlord shall not obtain insurance of any kind on, nor be responsible to repair or restore, Tenant’s furniture, furnishings, equipment, fixtures, alterations, improvements and additions, and (ii) it is Tenant’s obligation to obtain such insurance at Tenant’s sole cost and expense.

(b) Reconstruction. If, in the sole opinion of Landlord, (i) insurance proceeds are unavailable to Landlord in sufficient amount to fully reconstruct the

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Premises; (ii) Landlord’s mortgagee or any underlying lessor objects to the rebuilding of the Premises or the use of the proceeds for the rebuilding thereof; or (iii) there exists any legal or administrative impediment to the rebuilding of the Premises (e.g., a change in the applicable building codes, etc.), Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from the date of such occurrence, to elect not to rebuild the Premises and, in such event, this Lease, the term and the tenancy hereby created shall cease as of the date of such occurrence, and the annual rent, additional rent and other charges due hereunder shall be adjusted as of such date.

20. EMINENT DOMAIN.

(a) Total or Partial Taking. If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then, in such event, the term shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. The rent shall be adjusted as of the time of such termination and any rent paid for the period thereafter shall be refunded. If only a portion of the Premises shall so be taken, Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase or Landlord may elect to repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionate to the portion of the Premises taken.

(b) Award. In the event of any total or partial taking of the Premises, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and Tenant hereby waives all rights against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in a completely separate proceeding and to receive any award which may be made to Tenant, if any, specifically for damages for loss of good will, movable trade fixtures, equipment and moving expenses, provided that such award in no way diminishes or adversely affects Landlord’s award.

21. DEFAULT. The occurrence of any of the following shall constitute a material breach of the Lease by Tenant and an event of default:

(a) a failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant where such failure continues for five (5) days after written notice thereof to Tenant provided that Landlord shall not be obligated to send such notice more than twice in any one (1) calendar year;

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(b) a failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; and

(c) the filing of a petition by or against Tenant for adjudication as a bankruptcy or insolvency or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property; or, an assignment by Tenant for the benefit of creditors; or, the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant’s business; provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed or discharged within sixty (60) days after the filing of same.

22. LANDLORD’S REMEDIES.

(a) Cumulative Remedies. In the event Tenant commits an event of default or otherwise breaches the terms of this Lease beyond any applicable notice or grace period, Landlord shall have the following rights and remedies which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law or equity:

(i) To declare due and payable and sue for recovery, all unpaid annual rent for the unexpired period of the Lease term (and also all additional rent as the amounts of same can be determined or reasonably estimated by Landlord) as if by the terms of this Lease the same were payable in advance, discounted to present value at the rate of three percent (3%) per annum, together with all reasonable legal fees and other expenses incurred by Landlord in connection with the enforcement of any Landlord’s rights or remedies hereunder; and

(ii) To terminate the Lease by giving written notice thereof to Tenant and, upon the giving of such notice, this Lease shall expire and terminate with the same force and effect as though the date of such notice was the date hereinabove fixed for the expiration of the Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(b) Repossession of Premises. If any default shall have occurred and be continuing, Landlord may, whether or not the Lease has been terminated as herein provided, re-enter and repossess the Premises or any part thereof by any legal means. Landlord shall be under no liability for or by reason of any such entry, repossession and

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no such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate the Lease unless a written notice of such intention be given to Tenant or unless the termination of this Lease be by a court of competent jurisdiction. At any time or from time to time after the repossession of the Premises or any part thereof whether or not the Lease shall have been terminated, Landlord shall use commercially reasonable efforts to relet all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or less in the period which would otherwise have constituted the balance of the term) and on such conditions and for such uses as Landlord, in its reasonable discretion, may determine and Landlord may collect and receive any rents payable by reason of such reletting. For the purpose of such reletting, Landlord may reasonably decorate or make reasonable repairs, reasonable changes, reasonable alterations or reasonable additions in or to the Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the cost of such reasonable decoration, repairs, changes, alterations or additions and any reasonable brokerage and legal fees expended by Landlord shall be charged to and payable by Tenant as additional rent hereunder. No expiration or termination of this Lease, by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to this section, or otherwise, and no reletting of the Premises or any part thereof pursuant to this section shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

(c) Payment of Damages.

(i) In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of Tenant’s default, and Landlord has not elected to accelerate rent, Tenant shall pay to Landlord the annual rent, additional rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination, repossession and, thereafter, Tenant shall, until the end of what would have been the expiration of the term in the absence of such expiration, termination, repossession and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the annual rent, additional rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effective for the account of Tenant, after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including, without limitation, all related repossession costs, brokerage commissions, attorneys’ fees, alterations costs and expenses for preparation of such reletting). Tenant shall pay such current damages on the days on which the rent would have been payable under this Lease in the absence of such expiration, termination, repossession and Landlord shall be entitled to recover the same from Tenant on each such day.

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(ii) At any time after such expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of Tenant’s default, whether or not Landlord shall have collected any current damages, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole or accelerated rent, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (i) annual rent, additional rent and other sums which would be payable under this Lease for the remainder of the term from the date of such demand for what would have been the unexpired term of this Lease in the absence of such expiration, termination or repossession, discounted at the rate of three (3%) percent per annum, over (ii) the then fair rental value of the Premises for the same period, discounted at a like rate. If any statute or rule of law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

(d) ACTION FOR EJECTMENT. UPON TERMINATION OF THIS LEASE OR EXPIRATION OF THE TERM OR ANY EXTENSION THEREOF, AND FOLLOWING AN ADDITIONAL THIRTY (30) DAY NOTICE PERIOD OF LANDLORD’S INTENT TO CONFESS JUDGMENT, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT, WITHOUT ANY STAY OF EXECUTION OR APPEAL AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE HEREIN PREMISES, WITHOUT LIABILITY ON THE PART OF THE SAID ATTORNEY, WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES A WRIT OF POSSESSION WITH CLAUSES FOR COST MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, THE LANDLORD SHALL HAVE THE RIGHT IN ANY SUBSEQUENT DEFAULT OR DEFAULTS TO BRING ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM HEREIN BEFORE SET FORTH, TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. NO SUCH TERMINATION OF THIS LEASE NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE NATURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

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(e) Landlord’s Affidavit. In any action in ejectment, Landlord shall first cause to be filed in such action, an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

(f) Judgment Final. Any judgment, order or decree entered against Tenant by or any court or Magistrate by virtue of the powers of attorney contained in this Lease, or otherwise, shall be final, and, except for a compulsory counterclaim, Tenant will not take an appeal, certiorari, writ of error, exception or objection to same, or file a motion or rule to strike off or open or to stay execution of the same. Tenant releases Landlord and any and all attorneys who may appear for Tenant all errors in the said proceedings. Tenant expressly waives the benefits of law, now or hereafter in force, exempting any goods on the Premises, or elsewhere, from the distraint, levy or sale in any legal proceedings taken by the Landlord to enforce any rights under this Lease.

(g) WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF SAID PREMISES, ANY CLAIM OF INJURY OR DAMAGE, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

(h) Injunction. In the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity whether or not other remedies, indemnity or reimbursements are herein provided.

(i) Interest and Costs. All amounts owed by Tenant to Landlord under this Lease shall be deemed additional rent and (unless otherwise provided, and other than the annual rent and additional rent, which shall be due as provided) be paid within ten (10) days from the date Landlord renders a statement of account. All such amounts (including annual rent and additional rent) shall bear interest from the date due until the date paid at the rate equal to five (5%) percent per annum above the prime interest rate announced from time to time by PNC Bank or its successor or if no successor to PNC Bank exists, the Prime Rate published as such in the Wall Street Journal or if the Wall Street Journal does not exist a national business publication or source chosen by Landlord and approved by Tenant, such approval not to be unreasonably withheld or delayed. Tenant shall pay upon demand all of Landlord’s costs, charges and expenses,

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including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

23. ESTOPPEL CERTIFICATE.

(a) Tenant Estoppel. Tenant agrees that from time to time upon not less than ten (10) business days prior request by Landlord, or any of Landlord’s mortgagees, the Tenant (or any permitted assignee, subtenant or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to such mortgagee, a statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease has been modified and is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying rent and the dates to which the rent and other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) Tenant is in occupancy and paying rent on a current basis with no rental offsets or claims; (v) that there has been no prepayment of rent other than that provided for in the Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Tenant under the Bankruptcy laws of the United States or any state thereof; and (vii) such other commercially reasonable matters as may be required by Landlord or such mortgagee.

(b) Landlord Estoppel. Landlord agrees that from time to time upon not less than ten (10) days prior request by Tenant, the Landlord will deliver to Tenant, a statement in writing signed by Landlord certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease has been modified and is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying rent and the dates to which the rent and other charges have been paid; (iii) that neither Tenant nor Landlord is in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that Tenant is in occupancy and paying rent on a current basis with no rental offsets or claims; (v) that there has been no prepayment of rent other than that provided for in the Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Landlord under the Bankruptcy laws of the United States or any state thereof; and (vii) such other commercially reasonable matters as may be required by Tenant.

24. TITLE AND COVENANT AGAINST LIENS. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant or operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises and any and all liens

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and encumbrances created by Tenant shall attach to Tenant’s interest in the Premises only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or material suppliers or others to be placed against the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attached, Tenant covenants and agrees immediately to cause it to be released and removed of record. If any such liens so attach and Tenant fails to pay and remove same within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in this Lease, shall be deemed to be additional rent due and payable by Tenant without notice or demand.

25. LANDLORD’S DEFAULT. In the event of any act or omission by Landlord which would constitute a default in any of Landlord’s obligations as specified herein, Tenant shall have no right to terminate this Lease or to take any other action until it has notified Landlord in writing of such default, and until a reasonable period of time for remedying such act or omission, but in no event greater than ninety (90) days, shall have elapsed following the giving of such notice.

26. SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or ground leases and/or other encumbrances now or hereafter placed on the Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages and/or ground lease and/or other encumbrances as shall be desired by any mortgagee or proposed mortgagee or by any other person. The holder of each and every mortgage, ground lease or other lien on the Premises shall execute a Subordination, Non-disturbance and Attornment Agreement in form and substance reasonably satisfactory to Landlord, Tenant and such mortgage holder (a “Non-Disturbance Agreement”). Such Non-Disturbance Agreement shall provide that the interest of the Tenant shall be subordinate to the interest of Landlord’s mortgagee and shall further provide that in the event Landlord’s mortgage shall be foreclosed, and provided that there is no existing event of default beyond all applicable grace and notice periods, this Lease shall not terminate and Tenant shall not be disturbed and shall continue to enjoy its rights under this Lease so long as no such default occurs under the provisions of this Lease beyond all applicable grace and notice periods, provided, however, the Non-Disturbance Agreement may include, among other things, provisions to the effect that such mortgagee, ground lessor or other beneficiary (hereafter, for the purposes of this Section, a “Successor Landlord”) shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to

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Landlord’s interest under this Lease; and (iii) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.

27. NET LEASE. It is the intention of the Landlord and the Tenant that the rent herein specified shall be absolutely net to the Landlord in each month during the term of this Lease, and any renewal thereof, that all costs, taxes, expenses, capital expenditures, and obligations of every kind relating to the herein Premises which may arise or become due during the term of this Lease shall be paid by the Tenant (except as otherwise expressly provided herein), and that the Landlord shall be indemnified by the Tenant against such costs, expenses and obligations.

28. BROKERAGE. Landlord and Tenant covenant, represent and warrant to the other that each has had no dealings or communications with any broker or agent in connection with the consummation of this Lease, and Landlord and Tenant covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expense (including reasonable attorneys’ fees and costs) or liability for any compensation, commission or charges claimed by any broker or agent, other than Agent, with respect to this Lease or the negotiation thereof.

29. SURRENDER AND HOLDING OVER.

(a) Surrender. The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the last day of the term hereof, and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the expiration or sooner termination of this Lease, Tenant shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of the Lease and in accordance with the terms hereof, normal wear and tear excepted.

(b) Hold Over. Upon the failure of the Tenant to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, an amount equal to one hundred fifty percent (150%) of the rent required to be paid under this Lease as applied to any period in which Tenant shall remain in possession after expiration or sooner termination of this Lease. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, and its agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect and incidental ) and expenses (including, without limitation, court costs and reasonable attorney’s fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Term.

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30. ACCESS TO PREMISES. Landlord and its respective employees, representatives and agents shall have the right to enter the Premises at all reasonable times during normal business hours and at any time in case of an emergency for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Premises and making such alterations, repairs, improvements or additions or doing other work to the Premises as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord may enter by means of a master key or card (or forcibly in the event of any emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease.

31. QUIET ENJOYMENT. Upon payment by Tenant of rent and upon the observance and performance by Tenant of all the terms, covenants, conditions, provisions and agreements of this Lease on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease without hindrance or interruption by Landlord or by any person or persons lawfully claiming or holding by, through or under Landlord, subject, nevertheless, to the terms, covenants, conditions and provisions of this Lease, to all other agreements, conditions, restrictions and encumbrances of record and to all mortgages, installment sale agreements and underlying leases of record to which this Lease is, or shall become subject and subordinate.

32. NOTICES. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail, deposited in a United States Government General or Branch Post Office, or Official Depository within the exclusive care and custody thereof, addressed to either party, at its address set forth below:

IF TO LANDLORD:	BREP I
	Address:	PO Box 197
Colmar, PA 18915
	Attention:	President, BREP, Inc.

IF TO TENANT:	Dorman Products, Inc.
	Address:	3400 East Walnut Street
Colmar, PA 18915
	Attention:	General Counsel

Either party may, by notices as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

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33. MISCELLANEOUS PROVISIONS.

(a) Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord’s control which shall include, without limitation, all labor disputes, inability to obtain any material or services, civil commotion or Acts of God.

(b) Corporate Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with the duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon the corporation in accordance with its terms.

(c) No Recordation. This Lease shall not be filed of record; however, upon request of Landlord, a memorandum of the Lease in compliance with law shall be executed by Landlord and Tenant and recorded, with recordation costs paid by Landlord.

(d) Successors. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, administrators, executors, successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord’s written consent for the transfer to such successor has first been obtained as provided in this Lease.

(e) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

(f) Severability; Separate Covenants. If any provision of this Lease or portions thereof shall be held to be invalid, void or unenforceable, the remaining provisions of this Lease or portions thereof shall in no way be affected or impaired and such remaining provisions or portions thereof shall remain in full force and effect. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease unless expressly so provided.

(g) Captions. Any heading preceding the text of the several sections and subsections hereof are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

(h) Execution. This Lease shall become effective when it has been signed by Landlord and by a duly authorized officer of Tenant and delivered to both parties.

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(i) Entire Agreement. This Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and proposals (either written or oral). This Lease may not be modified or terminated orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. The submission of this Lease by Landlord, its attorneys or agents, for examination or execution by Tenant, does not constitute a reservation of (or option for) the Premises in favor of Tenant and Tenant shall have no right or interest in the Premises and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord.

(j) Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Lease (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises is comprised and not to any other assets of Landlord; and (b) except to the extent of Landlord’s interest in the Premises, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, or against any of Landlord’s respective directors, officers, employees or agents.

34. Renewal Option. Tenant is granted the right and option to extend the term of this Lease for one (1) additional period of five (5) years, such renewal term to commence upon the expiration of the initial term of this Lease, provided that such option must be exercised, if at all, by written notice to Landlord given at least twelve (12) months prior to the expiration of the initial term; and at the time of exercise of any such option, this Lease shall be in full force and effect and there shall exist no default by Tenant which remains uncured beyond any applicable period of grace. In the event the foregoing option is effectively exercised, all the terms and conditions contained in this Lease shall continue to apply during the renewal term.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be duly executed as of the day and year first above written.

LANDLORD:

BREP I

By:	BREP; Inc., its general partner

By:	/s/ Jordan Berman
Name:	Jordan Berman
Title:	President, BREP Inc.

TENANT:

DORMAN PRODUCTS, INC., a Pennsylvania corporation

By:	/s/ Matthew Kohnke
Name:	Matthew Kohnke
Title:	Chief Financial Officer